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                                                                    EXHIBIT 10.3
                            NONCOMPETITION AGREEMENT

     THIS NONCOMPETITION AGREEMENT (the "Agreement") made and entered into as of the 20th day of July, 2000, by and among 3dfx Interactive, Inc., a California corporation ("Buyer"), and George T. Haber ("Promisor").

                                   WITNESSETH:

     WHEREAS, pursuant to the Agreement and Plan of Reorganization dated as of March 27, 2000 (the "Purchase Agreement"), by and among Buyer, Galapagos Acquisition Corp., a Delaware corporation and the wholly-owned subsidiary of Buyer ("Galapagos"), and GigaPixel Corporation, a Delaware corporation (the "Company"), Galapagos shall merge with and into the Company and the Company shall be the surviving corporation in the Merger (as defined in the Purchase Agreement);

     WHEREAS, the Purchase Agreement provides, as a condition to the closing thereunder, that Promisor shall execute and deliver this Agreement;

     WHEREAS, the agreements of Promisor hereunder are an important aspect of the transactions under the Purchase Agreement, and Buyer would not consummate such transactions absent the execution and delivery by Promisor of this Agreement;

     WHEREAS, the Company has been and is presently engaged in the development, implementation, license, sale and/or other distribution of high-performance 3D graphics hardware and software (the "Business") in and around the territories specified in Schedule I attached hereto (collectively, the "Territory");

     WHEREAS, Promisor and Promisor's affiliates have substantial financial resources, experience in the Business and the ability to operate a business or businesses that could compete with the Company in the Business or in related businesses following the Closing; and

     WHEREAS, the agreements of Promisor hereunder are reasonable and necessary, both in scope and duration, to protect the business and goodwill of the Company that will be acquired pursuant to the Purchase Agreement, and the Company would suffer damages, including the loss of profits, if Promisor or any of Promisor's affiliates engaged, directly or indirectly, in a competing business with the Company or Buyer.

     NOW, THEREFORE for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

     1. Consideration; Disclosure of Information. For and in consideration of the sum of $700,000, the receipt and sufficiency of which are acknowledged by Promisor, Promisor agrees that for a period of three (3) years from the date hereof, without the prior written consent of Buyer, Promisor shall not, directly or indirectly, through any form of ownership, in any individual or representative or affiliated capacity whatsoever, except as may be required by law, reveal, divulge, disclose or communicate to any person, firm, association, corporation or other entity in any manner whatsoever information of any kind, nature or description concerning: (i) the names of any prior or present suppliers or customers of the Company or Buyer, (ii) the prices for which the Company or Buyer obtains or has obtained products or services, (iii) the names of the personnel of the Company or Buyer, (iv) the manner of operation of the Company or Buyer, (v) the plans, trade secrets, or other confidential or proprietary data of any kind, nature or description, whether tangible or intangible, of the Company or Buyer, or (vi) any other financial, statistical or other information that the Company or Buyer designates or treats as confidential or proprietary. The agreements set forth herein shall not apply to any information that at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Promisor in violation of this Agreement), the disclosure of which is required by law, regulation, order, decree or process or is otherwise approved by the Company or Buyer. Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the Business and its goodwill.

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    2. Noncompetition. Promisor agrees that for a period of three (3) years from the date hereof, Promisor shall not:

        (i) Call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any past, existing or potential customers, suppliers, businesses, or accounts of (a) the Company or (b) the Business in connection with any business substantially similar to the Business in the Territory;

        (ii) Hire, attempt to hire, contact or solicit with respect to hiring for Promisor or on behalf of any other person any present or future employee of the Company or Buyer in the Business;

        (iii) Engage in, or give any advice to any person, firm, partnership, association, venture, corporation or other entity engaged in, a business substantially similar to the Business in the Territory;

        (iv) Lend credit, money or reputation for the purpose of establishing or operating a business substantially similar to the Business in the Territory;

        (v) Do any act that Promisor knew or reasonably should have known might injure the Company or Buyer; and

        (vi) Without limiting the generality of the foregoing provisions, conduct a business substantially similar to the Business, whether or not under the name "GigaPixel" or any other trade names, trademarks or service marks used by the Company or Buyer in the Territory.

    The covenants in subsections (i) through (vi) are intended to restrict Promisor from competing in any manner with the Company or the Business in the activities that have heretofore been carried on by the Company. The obligations set forth in subsections (i) through (vi) above shall apply to actions by Promisor, through any form of ownership, and whether as principal, officer, director, agent, employee, employer, consultant, shareholder or holder of any equity security (beneficially or as trustee of any trust), lender, partner, joint venturer or in any other individual or representative or affiliated capacity whatsoever. However, none of the foregoing shall prevent Promisor from being the holder of up to 5.0% in the aggregate of any class of securities of any corporation engaged in, directly or indirectly, the activities described in subsections (i) through (vi) above, provided that such securities are listed on a national securities exchange or reported on Nasdaq.

    3. Enforcement of Covenants.

    3.1 Promisor acknowledges that a violation or attempted violation of any of the covenants and agreements in Sections 1 and 2 above will cause such damage to Buyer and the Company as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, Promisor agrees that Buyer and the Company shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining such violation or attempted violation of such covenants and agreements by Promisor, or the affiliates, partners or agents of such Promisor, as well as recover from Promisor any and all costs and expenses sustained or incurred by Buyer and the Company in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. Promisor agrees that no bond or other security shall be required in connection with such injunction. Promisor further agrees that the periods of restriction set forth in Sections 1 and 2 above shall be tolled during any period of violation thereof by Promisor. Any exercise by Buyer or the Company of their respective rights pursuant to this
Section 3 shall be cumulative and in addition to any other remedies to which Buyer or the Company may be entitled. Each party represents and warrants that it has been represented by counsel in the negotiation and execution of this Agreement, including without limitation the provisions set forth above in this
Section 3(a) concerning the recovery of attorney's fees.

    3.2 Promisor understands and acknowledges that each of Buyer and the Company shall have the right, in its sole discretion, to reduce the scope of any covenants set forth in Sections 1 and 2, or any portion thereof, without Promisor's consent, effective immediately upon receipt by Promisor of written notice thereof; and Promisor agrees that Promisor shall comply forthwith with any covenant as so modified, which shall be fully enforceable as so revised in accordance with the terms of this Agreement.


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    4. Intellectual Property. Promisor recognizes and agrees that, on and after the date hereof, Promisor will not have the right to use for Promisor's own account any of the service marks, trademarks, trade names, licenses, procedures, processes, labels, trade secrets or customer lists owned by or licensed to the Company.

    5. Validity. To the extent permitted by applicable law, if it should ever be held that any provision contained herein does not contain reasonable limitations as to time, geographical area or scope of activity to be restrained, then the court so holding shall at the request of Buyer or the Company reform such provisions to the extent necessary to cause them to contain reasonable limitations as to time, geographical area and scope of activity to be restrained and to give the maximum permissible effect to the intentions of the parties as set forth herein; and the court shall enforce such provisions as so reformed. If, notwithstanding the foregoing, any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or enforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically by Buyer or the Company as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and the parties hereby agree to such provision.

    6. Notice. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally, (ii) sent by telecopy with electronic confirmation of receipt, (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

       If to Buyer:

       3dfx Interactive, Inc.
       4435 Fortran Drive
       San Jose, CA 95134
       Attn: President
       cc: Legal Department
       Facsimile Number (408) 262-5551

       If to Promisor:

       George T. Haber
       890 Robb Road
       Palo Alto, CA 94306
       Facsimile Number (408) 262-5551
       and marked "Personal and Confidential"

       With a copy to:

       ---------------------------------------

       ---------------------------------------

       ---------------------------------------


or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.


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    7. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the matters covered hereby, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    8. Modification and Waiver. No modification or amendment of any of the terms, conditions or provisions in this Agreement may be made otherwise than by written agreement signed by the parties hereto, except as provided in Sections
3.2 and 5 hereof. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party nor shall such waiver constitute a continuing waiver.

    9. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by Promisor without the prior written consent of the other parties hereto, and any purported assignment in violation of this Section 9 shall be null and void.

    10. Headings. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

    11. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF CALIFORNIA.

    12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the date first above written.


                                        BUYER:

                                        3DFX INTERACTIVE, INC.

                                        By:  /s/ David Zacarias
                                             -----------------------------------
                                        Printed Name: David Zacarias
                                                      --------------------------
                                        Title: Vice President, Administration
                                               ---------------------------------
                                        and Chief Financial Officer
                                        ----------------------------------------

                                        PROMISOR:

                                                /s/ George T. Haber
                                        ----------------------------------------

                                        ----------------------------------------



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